Exhibit 10.8.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 3, 2016 (this “Amendment”), is among AROTECH CORPORATION (collectively, the “Borrower”), the other Loan Parties party to the Credit Agreement described below and JPMORGAN CHASE BANK, N.A. (the “Lender”).

RECITAL

The Borrower, the other Loan Parties and the Lender are parties to a Credit Agreement dated as of March 11, 2016 (as amended or modified from time to time, the “Credit Agreement”), and desire to amend the Credit Agreement on the terms and conditions of this Amendment.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE I.  AMENDMENTS.  Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

1.1 The following definitions are added to Section 1.01 of the Credit Agreement:

“FAAC” means FAAC Incorporated, a Michigan corporation.

“First Amendment” means the First Amendment to this Agreement among the parties hereto.

“First Amendment Effective Date” means the date the First Amendment is effective.

1.2 The definition of “Obligation” in Section 1.01 of the Credit Agreement is restated as follows:

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of the Loan Parties and their respective Subsidiaries (and including any or all of them individually or collectively) to the Lender or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

1.3 The following is added is the end of Section 1.03 of the Credit Agreement: “The parties hereto acknowledge that under the First Amendment FAAC has replaced the Borrower as the borrower of Term B Loan.  Accordingly, except as specifically modified in Section 2.01(c), Section 2.08(c) and Article IX under the First Amendment, references in this Agreement to “Borrower” when used in relation to Term B Loan shall be deemed to also include FAAC as determined by the Lender.”

1.4 Section 2.01(c) of the Credit Agreement is restated as follows:

(c) Subject to the terms and conditions set forth herein, the Lender agrees to make a Term B Loan in dollars to FAAC, at one time on a date on or after the Effective Date but prior to the Term B Draw Expiration Date in an aggregate principal amount not to exceed the lesser Lender’s Term B Commitment or 80% of the appraised value of the Ann Arbor Real Estate as determined pursuant to an appraisal satisfactory to the Lender.  Amounts prepaid or repaid in respect of Term B Loans may not be reborrowed.

1.5 Section 2.08(c) of the Credit Agreement is restated as follows:

(c) FAAC hereby unconditionally promises to pay Term B Loan in consecutive monthly principal payments to the Lender on the first Business Day of each month, commencing with the first such Business Day after the Term B Draw Expiration Date, each in the amount of $5,555 (as adjusted from time to time pursuant to Section 2.09(d) or 2.16(b)), and the remaining principal balance of the Term B Loan will shall be paid in full in cash by FAAC on the Term B Maturity Date.

1.6 The following new Section 9.14 is added to the Credit Agreement:

SECTION 9.14.  Other Loan Parties.  All Loan Parties acknowledge and agree that (a) all references in this Article IX to “Borrower” means each of the Borrower and FAAC, individually and collectively, and (b) all Loan Parties (i) are Loan Guarantors with respect to all other Loan Parties and (ii) Guarantee, and have granted a security interest and lien under the Collateral Documents to secure, all Secured Obligations of each Loan Party, including without limitation Secured Obligations of Borrower and FAAC as borrowers hereunder and all other Secured Obligations of each Loan Party.

ARTICLE II.  REPRESENTATIONS.  Each Loan Party represents and warrants to the Lender that:

2.1 The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and are not in contravention with any law, or the terms of its articles of incorporation or organization (as applicable), by-laws or operating agreement (as applicable), or any undertaking to which it is a party or by which it is bound.

2.2 The Amendment is the valid and binding obligation of each Loan Party, enforceable against such Borrower in accordance with its terms.

2.3 After giving effect to the amendments and waivers herein contained, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and no Default has occurred and is continuing.

ARTICLE III.  CONDITIONS OF EFFECTIVENESS.  This Amendment shall be effective as of the date hereof when each of the following is satisfied:

3.1 Each Loan Party and the Lender shall have executed this Amendment.

3.2 Each Loan Party shall have delivered to the Lender resolutions approving this Amendment and such other agreements and documents requested by the Lender.

ARTICLE IV.  MISCELLANEOUS.

4.1 References in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.  This Amendment is a Loan Document.  Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.  Without limiting the foregoing, each of the Loan Parties acknowledges and agrees that all references to Secured Obligations in any of the Collateral Documents shall be deemed references to Secured Obligations as such term is amended hereby and as further amended or modified from time to time in accordance with the Loan Documents.

4.2 Except as expressly amended hereby, each Loan Party agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing.

4.3 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and signatures sent by facsimile or other electronic imaging shall be enforceable as originals.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.

AROTECH CORPORATION

By: /s/ Thomas J. Paup
Name: Thomas J. Paup
Title: Sr VP Finance & CFO

FAAC INCORPORATED

By: /s/ Thomas J. Paup
Name: Thomas J. Paup
Title: Treasurer

ELECTRIC FUEL BATTERY CORP.

By: /s/ Thomas J. Paup
Name: Thomas J. Paup
Title: Treasurer

UEC ELECTRONICS, LLC

By: /s/ Thomas J. Paup
Name: Thomas J. Paup
Title: Treasurer

JPMORGAN CHASE BANK, N.A.

By: /s/ Kristin Santos
Name: Kirstin Santos
Title: Authorized Officer